Exhibit 99.1

For Immediate Release
PRESS RELEASE	Contact: Investor Relations
Tel: 281.529.7979
022509.06
GLOBAL INDUSTRIES, LTD. ANNOUNCES RESULTS
FOR THE FOURTH QUARTER AND YEAR END 2008
Carlyss, Louisiana, February 25, 2009 — Global Industries, Ltd. (Nasdaq: GLBL) announced revenues of $250.4 million for the fourth quarter of 2008 compared to $263.0 million in the fourth quarter of 2007. Net loss was $27.9 million, or $0.25 per diluted share, for the fourth quarter of 2008. This compares to net income of $32.9 million, or $0.28 per diluted share, in the fourth quarter of 2007.
Revenues were $1.07 billion in fiscal year 2008 compared to $992.5 million in fiscal year 2007. Net loss was $117.4 million, or $1.03 per diluted share, in fiscal year 2008. This compares to net income of $160.0 million, or $1.36 per diluted share, in fiscal year 2007.
Commenting on the fourth quarter results, Chairman and Chief Executive Officer John A. Clerico stated, “Our recovery plan is underway at Global. During the fourth quarter, we took actions to reduce costs, conserve our cash and increase our project order backlog to $519.6 million. These actions produced positive impact during the quarter and will continue to do so in future quarters. However, the impact of these actions was more than offset during the quarter by idle vessel costs resulting from a decline in project revenues in North America OCD, West Africa and the Middle East together with added costs to complete the Camarupim project in Brazil caused by weather, mechanical downtime and the provision for anticipated additional costs as a result of future schedule delays.”
Clerico continued, “We have re-dedicated ourselves to winning business, increasing our project order backlog and executing projects well for our customers. Our plan for this year is to scale our costs to match a realistic forecast of our revenues. Despite the risks and uncertainties we face, we are confident that our recovery plan will restore Global to profitability and growth.”
Selling, general and administrative expenses of $21.9 million for the fourth quarter of 2008 decreased by $0.6 million over the same quarter last year, primarily due to company-wide cost control activities.
Interest income of $1.8 million for the fourth quarter of 2008 decreased by $6.9 million over the same quarter last year primarily due to decreased cash balances and lower interest rates.
The provision of $17.2 million income taxes expense on loss before taxes of $(10.7) million for the 2008 fourth quarter was primarily due to losses that could not be tax effected and lower margins in tax jurisdictions with a deemed profit tax regime where tax is calculated as a percentage of revenue.
During the fourth quarter of 2008, the Company booked $372.9 million of net new work resulting in a backlog of $519.6 million as of December 31, 2008.
A conference call will be held at 9:00 a.m. Central Standard Time on February 26, 2009. Anyone wishing to listen to the conference call may dial 888-677-0183 (domestic) or 1-773-756-0451 (international) and request connection to the “Global Fourth Quarter Earnings” call. Phone lines will open fifteen minutes prior to the start of the call. The call will also be webcast in real time on the Company’s website at www.globalind.com, where it will also be archived for anytime reference until March 13, 2009.

All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by Global and cannot be recorded or rebroadcast without Global’s express written consent.
Global Industries, Ltd. is a leading offshore solutions provider of offshore construction, engineering, project management, and support services including pipeline construction, platform installation and removal, deepwater/SURF installations, IRM, and diving to the oil and gas industry worldwide. The Company’s shares are traded on The NASDAQ Global Select Market under the symbol “GLBL.”
This press release may contain forward-looking information based on current information and expectations of the Company that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially are: industry conditions, prices of crude oil and natural gas, the Company’s ability to obtain and the timing of new projects, and changes in competitive factors. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual outcomes could vary materially from those indicated.

     Set forth are the Company’s results of operations for the periods indicated.

	(In thousands, except earnings per share)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Results of Operations
Revenues	$250,429	$263,028	$1,070,988	$992,513
Cost of operations	237,330	214,712	1,084,581	719,768

Gross profit (loss)	13,099	48,316	(13,593)	272,745
Loss (gain) on asset disposals and impairments	1,228	(2,762)	856	(4,079)
Selling, general and administrative expenses	21,925	22,498	95,364	81,275

Operating income (loss)	(10,054)	28,580	(109,813)	195,549

Interest income	1,768	8,706	14,477	27,966
Interest expense	(3,650)	(4,948)	(13,624)	(13,439)
Other income (expense), net	1,225	893	(641)	3,826

Income (loss) before taxes	(10,711)	33,231	(109,601)	213,902
Income taxes	17,213	331	7,760	53,942

Net income (loss)	$(27,924)	$32,900	$(117,361)	$159,960

Earnings (Loss) Per Common Share
Basic	$(0.25)	$0.29	$(1.03)	$1.38
Diluted	$(0.25)	$0.28	$(1.03)	$1.36
Weighted Average Common Shares Outstanding
Basic	112,190	115,044	113,647	116,137
Diluted	112,190	116,634	113,647	117,819

Other Data
Depreciation and amortization	$16,228	$16,658	$64,348	$61,839
Backlog at End of Period			$519,652	$713,555

     Set forth are the Company’s results of operations by reportable segment for the periods indicated.
RESULTS OF OPERATIONS BY REPORTABLE SEGMENT
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2008	2007	2008	2007

Total segment revenues
North America OCD	$22,697	$26,403	$81,137	$106,478
North America Subsea	42,983	32,683	146,105	150,407
Latin America	81,715	52,730	266,974	226,999
West Africa	12,213	30,775	152,877	184,651
Middle East	49,438	101,362	237,523	186,317
Asia Pacific/India	51,133	24,253	223,450	181,187

Subtotal	260,179	268,206	1,108,066	1,036,039

Intersegment eliminations
North America OCD	—	—	—	(7,726)
North America Subsea	(7,526)	(4,356)	(30,713)	(17,867)
Latin America	(650)	(322)	(2,724)	(322)
Middle East	(1,574)	(500)	(3,641)	(17,466)
Asia Pacific/India	—	—	—	(145)

Subtotal	(9,750)	(5,178)	(37,078)	(43,526)

Consolidated revenues	$250,429	$263,028	$1,070,988	$992,513

Income (loss) before taxes
North America OCD	$(3,803)	$2,517	$(17,748)	$12,631
North America Subsea	3,365	11,454	7,377	59,849
Latin America	684	22,503	(17,938)	97,604
West Africa	(16,271)	(10,095)	(42,035)	(14,952)
Middle East	(3,178)	14,541	(81,633)	29,568
Asia Pacific/India	9,654	(13,719)	40,923	11,473
Corporate	(1,162)	6,030	1,453	17,729

Consolidated income (loss) before taxes	$(10,711)	$33,231	$(109,601)	$213,902

CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2008	2007
ASSETS
Current Assets
Cash and cash equivalents	$287,669	$723,450
Restricted cash	94,516	1,121
Marketable securities	—	99,935
Accounts receivable — net of allowance of $12,070 for 2008 and $1,278 for 2007	180,018	167,469
Unbilled work on uncompleted contracts	86,011	106,716
Contract costs incurred not yet recognized	11,982	10,821
Deferred income taxes	7,223	3,827
Assets held for sale	2,181	1,002
Prepaid expenses and other	44,585	27,875

Total current assets	714,185	1,142,216

Property and Equipment, net	593,522	349,549

Other Assets
Marketable securities — long-term	42,375	—
Accounts receivable — long-term	22,246	9,315
Deferred charges, net	72,370	43,045
Goodwill	37,388	37,388
Other	3,508	8,285

Total other assets	177,887	98,033

Total	$1,485,594	$1,589,798

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current maturities of long term debt	$3,960	$3,960
Accounts payable	207,239	169,034
Employee-related liabilities	26,113	28,366
Income taxes payable	38,649	39,683
Accrued interest payable	5,613	5,827
Advance billings on uncompleted contracts	4,609	36,691
Accrued anticipated contract losses	35,055	—
Other accrued liabilities	12,053	15,638

Total current liabilities	333,291	299,199

Long-Term Debt	386,380	390,340
Deferred Income Taxes	28,941	35,617
Other Liabilities	13,266	11,050

Commitments and Contingencies	—	—

Shareholders’ Equity
Common stock, $0.01 par value, 150,000 authorized, and 119,650 and 118,001 shares issued at December 31, 2008 and 2007, respectively	1,197	1,180
Additional paid-in capital	441,105	418,366
Retained earnings	397,845	515,206
Treasury stock at cost, 6,130 in 2008 and 2,904 in 2007	(105,038)	(77,257)
Accumulated other comprehensive loss	(11,393)	(3,903)

Total shareholders’ equity	723,716	853,592

Total	$1,485,594	$1,589,798

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